Exhibit 99.1

NexMetals Drills 16.25 Metres Of 3.06% CuEq Including 5.28% CuEq Over 6.45 Metres Increasing The Selebi North South Limb Plunge Extent By 35%

Vancouver, British Columbia, August 13, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (the “Company” or “NEXM”) reports assay results from an additional drill hole successfully intersecting high-grade mineralization at the Selebi North Underground (“SNUG”) deposit. Drill hole SNUG-25-186 was designed as a follow-up to borehole electromagnetic (“BHEM”) anomalies detected in SNUG-25-184 and confirms a significant down-plunge extension of the South Limb mineralization beyond the 2024 Mineral Resource Estimate (“MRE”).

Key Highlights:

●	Drill Hole SNUG-25-186: 315 metres down-plunge of South Limb

○	16.25 metres of 3.06% CuEq (1.13% Cu, 0.94% Ni)

Including: 10.45 metres of 4.16% CuEq (1.62% Cu, 1.24% Ni)

Including: 6.45 metres of 5.28% CuEq (2.30% Cu, 1.44% Ni)

●	Previously announced South Limb drill hole SNUG-25-184 intercepted 13.50 metres of 3.68% CuEq (1.13% Cu, 1.24% Ni) 183 metres down plunge of 2024 MRE (see news release dated June 30, 2025).

●	Down-plunge extent of South Limb expanded by 35%, with SNUG-25-184 and 186 extending mineralization 315 metres down-plunge beyond the current MRE, which has a 990 metre down-plunge extent (Figure 1).

●	Additional drilling is in progress to continue the strike extent of the new mineralization.

Why This Matters:

●	Confirms high-grade continuity - Demonstrates the presence of significant high-grade mineralization as drilling moves deeper.

●	Supports resource expansion potential - Increases the likelihood of adding tonnage and enhancing the project’s economic profile in a future updated MRE.

●	Strengthens project economics – Higher grades and resource expansion could translate into improved mine life and profitability.

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Figure 1: Location of drill holes relative to the 2024 MRE and underground infrastructure.

Morgan Lekstrom, CEO of the Company, commented: “The continued extension of high-grade copper and nickel mineralization at Selebi North is a significant step in the right direction, highlighting how much potential was previously undefined. We continue to show high-grade intercepts that speak to the strength and scale of this system. The results today reinforce our growing confidence and support our strategy of driving additional value through targeted drilling, unlocking the full potential of this asset. Selebi North is only one of three large deposits we are actively drilling, each demonstrating high-grade copper, nickel, cobalt +/- PGE mineralization. We believe all of our assets have strong resource expansion potential and could be well-positioned to become a big part of the global critical metals supply chain.”

Assay results have been received and reported below in Table 1 and drill hole collar details are provided in Table 2. Assays are pending for all other drill holes described herein.

The various mineralized zones have been historically mined and subsequently named N2 Limb, N3 Limb and South Limb to demarcate their location on the folded mineralized horizon. Additional drilling is needed to properly determine true width of mineralization on each limb and define the folded mineralization.

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Table 1: Assay Results Selebi North Deposit

Hole-ID	From (m)	To (m)	Length (m)[1]	Cu (%)	Ni (%)	Co (%)[2]	Limb	CuEq (%)[3]
SNUG-25-186	895.55	911.80	16.25	1.13	0.94	0.05	South Limb	3.06
incl.	895.55	906.00	10.45	1.62	1.24	0.06	South Limb	4.16
Incl.	895.55	904.60	9.05	1.77	1.33	0.07	South Limb	4.50
Incl.	895.55	902.00	6.45	2.30	1.44	0.07	South Limb	5.28
Incl.	897.35	901.60	4.25	2.06	1.94	0.10	South Limb	6.05

1Length refers to drillhole length and not true width. True widths are unknown.

2Co is not included in the MRE as cobalt analyses are not consistently available throughout the deposit.

3CuEq was calculated using the formula CuEq=Cu+2.06*Ni assuming long-term prices of US$10.50/lb Ni and US$4.75/lb Cu, and nickel and copper recoveries of 72.0% and 92.4%, respectively, derived from metallurgical studies which consider a conceptual bulk concentrate scenario.

Table 2: Drill Collar Information Selebi North Deposit

HOLE ID	Mine East	Mine North	Elevation	Dip	Mine Azimuth	Hole Length	Comment
SNUG-25-186	35368.2	84409.7	81.1	-52.9	155.4	1028.5	Rig #2 810mL P5

Next Steps

Drilling is ongoing at SNUG to test the strike extent of this new mineralization, with assay results pending for additional holes including SNUG-25-189, which intersected mineralization in both South Limb and N2 Limb.

Qualified Person

All scientific and technical information in this news release has been reviewed and approved by Sharon Taylor, VP Exploration of the Company, MSc, P.Geo, and a “qualified person” for the purposes of National Instrument 43-101 and Subpart 1300 of Regulation S-K.

Quality Control

Drill core samples are BQTK (40.7 mm diameter). All samples are ½ core cut by a diamond saw on site. Half of the core is retained for reference purposes. Samples are generally 1.0 to 1.5 metre intervals or less at the discretion of the site geologists. Sample preparation and lab analysis was completed at ALS Chemex in Johannesburg, South Africa. Commercially prepared blank samples and certified Cu/Ni sulphide analytical control standards with a range of grades are inserted in every batch of 20 samples or a minimum of one set per sample batch. Analyses for Ni, Cu and Co are completed using a peroxide fusion preparation and ICP-AES finish (ME-ICP81).

Holes are numbered as follows: SNUG (Selebi North Underground) + year + hole number starting at 013.

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Technical Report

The MRE on the Selebi Mine is supported by the technical report entitled “Technical Report, Selebi Mines, Central District, Republic of Botswana” and dated September 20, 2024 (with an effective date of June 30, 2024) (the “Selebi Technical Report”), and prepared by SLR Consulting (Canada) Ltd. for NEXM. Reference should be made to the full text of the Selebi Technical Report, which was prepared in accordance with NI 43-101 and Subpart 1300 of Regulation S-K and is available on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov), in each case, under NEXM’s issuer profile.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

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Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to: ongoing and expected drilling at SNUG; possible expanded mineralization beyond the existing MRE; the release of assay results and the expected timing thereof; the expectation the mineralized corridor continues at depth; the expected continuity and scale of the South Limb and N2 mineralized systems, the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the expectation that exploration activities (including drill results) will accurately predict mineralization; the expectation that the Company will implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the effective targeting activities proposed by the Company; the benefits of the Company’s approach to exploration; management’s belief that the historical resource could be indicative of the presence of mineralization on the deposits; and the anticipated benefits of the Company’s approach to the resource development plan. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of metallurgical test results; the ability of exploration results to predict mineralization, prefeasibility or the feasibility of mine production; the risk that mineralized corridor will not continue at depth; the risk that assay results will not be as anticipated or received when anticipated; the risk that continuity and scale of the South Limb and N2 mineralized systems will not be as expected; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.com), in each case, under NEXM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange and its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Nasdaq Stock Market LLC accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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